Report of Independent Auditors
To the Shareholders and
Board of Trustees of
Dreyfus Short-Intermediate Municipal Bond Fund

In planning and performing our audit of the financial statements of Dreyfus Short-Intermediate Municipal Bond Fund for the year ended March 31, 2001, we considered its internal control, including control activities for safeguarding securities, to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The  management of Dreyfus Short-Intermediate Municipal Bond Fund  is
responsible  for establishing and maintaining internal  control.   In
fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of control. Generally, internal controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles
generally accepted in the United States.  Those internal   controls  include
the  safeguarding  of  assets   against unauthorized acquisition, use, or
disposition.

Because  of  inherent limitations in internal control,  misstatements due
to  errors  or  fraud  may occur and  not  be  detected.   Also, projections
of any evaluation of internal control to future periods are subject to the risk that it may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned
functions.  However, we noted  no  matters involving   internal  control,
including  control   activities   for safeguarding  securities, and its
operation that we consider to be material weaknesses as defined above at March 31, 2001.

This report is intended solely for the information and use of the Board of Trustees and management of Dreyfus Short-Intermediate Municipal Bond Fund, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


                                   ERNST & YOUNG LLP
May 2, 2001